EXHIBIT 99.1

Data Storage Corporation Reports 20% Increase in Revenue and Again Achieves Profitability for the 2024 First Quarter

MELVILLE, N.Y., May 15, 2024 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DSC” and the “Company”), a provider of diverse business continuity solutions for disaster-recovery, cloud infrastructure, cyber-security, and IT services, today provided a business update and reported financial results for the three months ended March 31, 2024.

Chuck Piluso, CEO of Data Storage Corporation, stated, “We continue to execute on our business growth strategy, including new contracts with high profile clients, as well as streamlined operations for improved operations. As a result of our efforts, we witnessed a 20% increase in revenue to $8.2 million for the first quarter of 2024. Notably, our gross profit grew 42% with gross profit margin increasing to 36% for the first quarter of 2024 from 30% for the same period in 2023--demonstrating the success and scalability of our business model. Furthermore, we achieved profitability for the first quarter of 2024 and believe as we continue to execute on our strategic initiatives, we will continue to grow revenue and increase profitability.”

“Importantly, we began the year with the consolidation of our CloudFirst and Flagship subsidiaries. This strategic decision combines the unique strengths and expertise of the respective business units, positioning us to optimize operations, leverage our technical teams, realize greater efficiencies, and improve internal resource allocation, while allowing us to capitalize on cross-selling and upselling opportunities among our customers. As further validation of this strategy, we announced two meaningful contracts during the quarter. We expanded a contract with an existing client, a major global telecommunications company, while also securing a new contract with one of the largest insurance companies in the United States. We believe these are just the first of such announcements that will come from the efforts of the combined organizations.”

“In addition, we are actively advancing our international growth plan, including the recent opening of our London office to serve the European and other global markets. We moved to our new and expanded headquarter location in Melville, NY, which will help support our anticipated growth. These new offices are strategically designed to bolster our growth plans, including expanded technical, sales, and marketing initiatives.”

“Overall, we have developed a robust business strategy that we believe will drive growth and secure sustainable profitability, while maximizing long term value for shareholders. At the same time, we have a strong balance sheet with over $11.9 million in cash and marketable securities as of March 31, 2024, allowing us to deploy capital efficiently. We are proud of our continued progress and look forward to providing meaningful updates to shareholders as developments unfold,” concluded Mr. Piluso.

Conference Call

The Company plans to host a conference call at 11:00 am ET today, to discuss the Company’s financial results for the first quarter of 2024 which ended March 31, 2024, as well as corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 877-451-6152 for U.S. callers or for international callers +1-201-389-0879. A webcast of the call may be accessed at  https://viavid.webcasts.com/starthere.jsp?ei=1654219&tp_key=c586e78999, or on the Company’s News & Events section of the website,  www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through May 15, 2025. A telephone replay of the call will be available approximately three hours following the call, through May 22, 2024, and can be accessed by dialing 844-512-2921 for U.S. callers or + 1-412-317-6671 for international callers and entering conference ID: 13744139.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST) is a family of fully integrated cloud-hosting, disaster-recovery, cyber security, and voice & data companies, built around technical asset investments in multiple regions, providing services to a broad range of domestic and global customers, including Fortune 500 clients, across a wide range of industries, such as government, education, and healthcare, with a focus on the rapidly growing, multi-billion-dollar business continuity market. A stable and emerging growth leader in cloud infrastructure support, DTST companies operate regional data center facilities across North America, sustainably servicing clients via recurring subscription agreements. Additional information about the Company is available at: www.dtst.com and on Twitter (@DataStorageCorp).

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward looking statements in this press release include statements such as continuing to grow revenue and increase profitability as the Company executes on its strategic initiatives, the consolidation of the CloudFirst and Flagship subsidiaries positioning the Company to optimize operations, leverage its technical teams, realize greater efficiencies, and improve internal resource allocation, while capitalizing on extensive cross-selling and upselling opportunities among its customer networks, the two meaningful announced contracts being just the first of many such announcements that will come from the efforts of the combined organizations, having developed a robust business strategy that we will drive growth and secure sustainable profitability while maximizing long term value for shareholders and providing meaningful updates to shareholders as developments unfold. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to execute and advance its growth strategies. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

[Tables to Follow]

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$640,742	$1,428,730
Accounts receivable (less provision for credit losses of $62,051 and $7,915 in 2024 and 2023, respectively)	4,437,666	1,259,972
Marketable securities	11,261,565	11,318,196
Prepaid expenses and other current assets	666,957	513,175
Total Current Assets	17,006,930	14,520,073

Property and Equipment:
Property and equipment	8,196,862	7,838,225
Less—Accumulated depreciation	(5,331,503)	(5,105,451)
Net Property and Equipment	2,865,359	2,732,774

Other Assets:
Goodwill	4,238,671	4,238,671
Operating lease right-of-use assets	36,160	62,981
Other assets	48,436	48,436
Intangible assets, net	1,628,937	1,698,084
Total Other Assets	5,952,204	6,048,172

Total Assets	$25,824,493	$23,301,019

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$4,835,868	$2,608,938
Deferred revenue	310,123	336,201
Finance leases payable	214,961	263,600
Finance leases payable related party	155,164	235,944
Operating lease liabilities short term	36,733	63,983
Total Current Liabilities	5,552,849	3,508,666

Finance leases payable	—	17,641
Finance leases payable related party	—	20,297
Total Long-Term Liabilities	—	37,938

Total Liabilities	5,552,849	3,546,604

Commitments and contingencies (Note 7)

Stockholders’ Equity:
Preferred stock, Series A par value $.001; 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, par value $.001; 250,000,000 shares authorized; 6,929,950 and 6,880,460 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	6,930	6,881
Additional paid in capital	39,661,561	39,490,285
Accumulated deficit	(19,148,701)	(19,505,803)
Total Data Storage Corporation Stockholders’ Equity	20,519,790	19,991,363
Non-controlling interest in consolidated subsidiary	(248,146)	(236,948)
Total Stockholder’s Equity	20,271,644	19,754,415
Total Liabilities and Stockholders’ Equity	$25,824,493	$23,301,019

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2024	2023

Sales	$8,235,747	$6,879,723

Cost of sales	5,269,275	4,789,978

Gross Profit	2,966,472	2,089,745

Selling, general and administrative	2,752,677	2,130,759

Income (loss) from Operations	213,795	(41,014)

Other Income (Expense)
Interest income	143,369	103,424
Interest expense	(11,260)	(27,347)
Total Other Income (Expense)	132,109	76,077

Income before provision for income taxes	345,904	35,063

Provision from income taxes	—	—

Net Income	345,904	35,063

Loss in Non-controlling interest in consolidated subsidiary	11,198	15,603

Net Income Attributable to Common Stockholders	$357,102	$50,666

Earnings per Share – Basic	$0.05	$0.01
Earnings per Share – Diluted	$0.05	$0.01
Weighted Average Number of Shares – Basic	7,090,389	6,822,127
Weighted Average Number of Shares – Diluted	7,259,472	6,954,320

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net income	$345,904	$35,063
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	295,198	288,710
Stock based compensation	171,325	86,469
Changes in Assets and Liabilities:
Accounts receivable	(3,177,694)	(168,334)
Other assets	—	(17,300)
Prepaid expenses and other current assets	(153,782)	(293,794)
Right of use asset	26,821	50,659
Accounts payable and accrued expenses	2,226,932	491,669
Deferred revenue	(26,078)	28,213
Operating lease liability	(27,250)	(52,216)
Net Cash (Used in) Provided by Operating Activities	(318,624)	449,139
Cash Flows from Investing Activities:
Capital expenditures	(358,637)	(426,671)
Sale of marketable securities	200,000	—
Purchase of marketable securities	(143,369)	(103,423)
Net Cash Used in Investing Activities	(302,006)	(530,094)
Cash Flows from Financing Activities:
Repayments of finance lease obligations related party	(66,280)	(183,464)
Repayments of finance lease obligations	(101,078)	(140,264)
Net Cash Used in Financing Activities	(167,358)	(323,728)

Decrease in Cash and Cash Equivalents	(787,988)	(404,683)

Cash and Cash Equivalents, Beginning of Period	1,428,730	2,286,722

Cash and Cash Equivalents, End of Period	$640,742	$1,882,039
Supplemental Disclosures:
Cash paid for interest	$8,855	$24,863
Cash paid for income taxes	$—	$—